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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549




                                       FORM 8-K


                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) - February 4, 1998




                              J. C. PENNEY COMPANY, INC.
                (Exact name of registrant as specified in its charter)






          Delaware                             1-777                  13-5583779

     (State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)                   File No.)         Identification No.)


      6501 Legacy Drive
      Plano, Texas                                                  75024-3698

     (Address of principal                                          (Zip code)
      executive offices)

     Registrant's telephone number, including area code:     (972) 431-1000

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     Item 5.     Other Events.
     ______      ____________

          On February 4, 1998, Eckerd Corporation ("Eckerd"), a wholly-owned subsidiary of J. C. Penney Company, Inc. (the "Company") was served with a civil complaint which was filed jointly in federal court in Tampa, Florida by the Florida Attorney General, the U. S. Department of Justice, and the
     U. S. Attorney's Office for the Middle District of Florida. The complaint relates to what is known in the drugstore industry as partial filling of prescriptions and how they are billed in those relatively limited situations when a customer fails to pick up the balance of a partially filled prescription.

          The complaint seeks triple the amount of monetary damages and penalties up to $10,000 for each bill for a partially filled prescription. However, this complaint focuses on a very small percentage of the prescriptions filled by Eckerd, and management is of the opinion that, although the ultimate disposition of this suit cannot be forecast with certainty, the litigation should not have a material adverse effect on the Company's consolidated financial position or results of operations.

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                                      SIGNATURES
                                      __________

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        J. C. PENNEY COMPANY, INC.


                                        /s/ D. A. McKay
                                        __________________________
                                        D. A. McKay
                                        Executive Vice President
                                        and Chief Financial Officer

     Date: February 6, 1998